As filed with the Securities and Exchange Commission on May 31, 2018

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Strongbridge Biopharma plc

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

900 Northbrook Drive
Suite 200
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices)

Strongbridge Biopharma plc

2017 Inducement Plan

(Full title of the plan)

Stephen Long, Chief Legal Officer
900 Northbrook Drive
Suite 200
Trevose, Pennsylvania 19053
Tel:  (610) 254-9200

Copy to:

John D. Martini
Reed Smith LLP
Three Logan Square

Suite 3100

1717 Arch Street
Philadelphia, Pennsylvania 19103
Tel: (215) 851-8100; Fax: (215) 851-1420
(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value $0.01 per share, reserved for issuance under the Strongbridge Biopharma plc 2017 Inducement Plan	1,000,000	(1)(2)	$7.33	(3)	$7,330,000	$912.59

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of ordinary shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the 2017 Inducement Plan (the “2017 Plan”).

(2)                                 The 1,000,000 ordinary shares to be registered are in addition to the 1,500,000 previously registered in connection with the 2017 Plan on the registration statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2018 (Registration No. 333-222818).

(3)                                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices for the Company’s ordinary shares as reported on The NASDAQ Global Select Market on May 24, 2018, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

Strongbridge Biopharma plc (the “Registrant”) is filing this Registration Statement on Form S-8 to register an additional 1,000,000 ordinary shares to eligible persons under the Registrant’s 2017 Inducement Plan (the “Plan”). On February 22, 2018, the board of directors of the Registrant approved an amendment to the Plan to increase the number of ordinary shares that may be issued pursuant to awards under the Plan by 1,000,000 ordinary shares.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-222818) filed by the Registrant with the Securities and Exchange Commission (the “Commission”), with respect to ordinary shares offered pursuant to the Plan are hereby incorporated by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.                                      The Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018;

2.                                      The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2018;

3.                                      The Registrant’s Current Reports on Form 8-K filed on January 17, 2018, January 26, 2018 and May 17, 2018; and

4.                                      The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Arthur Cox, Irish counsel of Strongbridge Biopharma plc

23.1	Consent of Ernst & Young LLP

23.2	Consent of Arthur Cox, Irish counsel of Strongbridge Biopharma plc (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.3	Strongbridge Biopharma plc 2017 Inducement Plan (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K (File No. 001-37569) filed on March 12, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on May 31, 2018.

STRONGBRIDGE BIOPHARMA PLC

/s/ Matthew Pauls
Name: Matthew Pauls
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Pauls and A. Brian Davis, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Matthew Pauls	Director and Chief Executive Officer	May 31, 2018
Matthew Pauls	(principal executive officer)

/s/ A. Brian Davis	Chief Financial Officer (principal financial officer and principal accounting officer)	May 31, 2018
A. Brian Davis	and authorized representative in the United States

/s/ John H. Johnson	Chairman, Director	May 31, 2018
John H. Johnson

/s/ Richard S. Kollender	Director	May 31, 2018
Richard S. Kollender

/s/ Garheng Kong	Director	May 31, 2018
Garheng Kong

/s/ Jeffrey W. Sherman	Director	May 31, 2018
Jeffrey W. Sherman

/s/ Mårten Steen	Director	May 31, 2018
Mårten Steen

/s/ Hilde H. Steineger	Director	May 31, 2018
Hilde H. Steineger